UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100,

Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 30, 2014, Molina Healthcare, Inc., a Delaware corporation (the “Company”), held its 2014 Annual Meeting of Stockholders. At the meeting, a total of 44,521,733 shares were voted, representing 96.30% of the 46,234,681 shares outstanding as of the March 7, 2014 record date.

At the Company’s 2014 Annual Meeting of Stockholders, the stockholders:

(1)	elected all four of the Company’s nominees for Class III directors;

(2)	approved an amendment to our Bylaws to implement a majority vote standard for the uncontested election of directors;

(3)	approved, on an advisory basis, the compensation of our named executive officers; and

(4)	ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.

Shares were voted on the proposals as follows:

With regard to Proposal No. 1 for the election of four Class III directors, the stockholders voted as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes	% of Votes For
J. Mario Molina, M.D.	40,119,723	436,249	3,965,761	86.77%
Steven J. Orlando	40,502,932	53,040	3,965,761	87.60%
Ronna E. Romney	39,394,956	1,161,016	3,965,761	85.21%
Dale B. Wolf	40,476,501	79,471	3,965,761	87.55%

With regard to Proposal No. 2 for the amendment of our Bylaws to implement a majority vote standard for the uncontested election of directors, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For
40,528,766	22,256	4,950	3,965,761	87.66%

With regard to Proposal No. 3 for the approval, on an advisory basis, of the compensation of our named executive officers, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For
32,283,988	8,264,885	7,099	3,965,761	69.83%

With regard to Proposal No. 4 for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For
44,399,977	116,476	5,280	0	96.03%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 5, 2014	By: /s/ Jeff D. Barlow
Jeff D. Barlow Chief Legal Officer and Corporate Secretary

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